SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 22, 2004

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. REGULATION FD DISCLOSURE
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Press Release

Item 7.01. REGULATION FD DISCLOSURE

On September 22, 2004, the Company issued 2,300,000 shares of 8.55% Series A Cumulative Preferred Stock (“Preferred Stock”) at $25 per share, which generated net proceeds of approximately $55.7 million.

The Preferred Stock has no maturity date, and the Company is not required to redeem the shares at any time. Prior to September 22, 2009, the Preferred Stock is not redeemable. However, on and after September 22, 2009, the Preferred Stock will be redeemable at the Company’s option at a redemption price of $25 per share plus accrued and unpaid dividends, if any, at the redemption date. In general, the holders of the Preferred Stock have no voting rights.

Dividends on the Preferred Stock are cumulative from the date of original issuance and are payable quarterly, commencing mid-January 2005, at the rate of 8.55% per annum of the $25 liquidation preference (equivalent to an annual dividend rate of $2.1375 per share).

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Description
99.41	Press Release of the Company dated September 27, 2004, furnished under Item 7.01, announcing that the Company closed its preferred stock offering.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2004

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer

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